Exhibit 99.1

Elutia Completes Divestiture of Orthobiologics Business Unit for Cash Proceeds of Up to $35 Million

- Company Now Focused on Proprietary Drug-Eluting Biomatrix Platform -

SILVER SPRING, Md., Nov. 9, 2023 — Elutia Inc. (Nasdaq: ELUT) (“Elutia”), a company pioneering drug-eluting biomatrix products, today announced it completed the divestiture of its Orthobiologics business unit to Berkeley Biologics LLC, a wholly owned subsidiary of GNI Group Ltd.

The transaction enables Elutia to strategically focus on its proprietary drug-eluting biomatrix platform and provides the Company with cash proceeds of up to $35 million, comprised of upfront payments no later than November 17, 2023 of $15 million plus potential earnout payments of up to $20 million over a five-year period. Combined proceeds with the previously announced September 2023 private placement potentially top $60 million.

“With the closing of this transaction, Elutia is now fully focused on our high-growth biomatrix product platforms, including our near-term blockbuster opportunity with CanGaroo®RM,” said Dr. Randy Mills, President and Chief Executive Officer of Elutia. “The proceeds from this transaction, coupled with the September financing, should have us well-capitalized to advance our proprietary drug-eluting biomatrix platform. And all of this is made possible by the outstanding work of our team, which continues to execute the Elutia plan with relentless drive and focus.”

Mizuho Securities USA LLC acted as financial advisor and Kilpatrick Townsend & Stockton LLP acted as legal advisor to Elutia in connection with this transaction.

About Elutia

Elutia develops and commercializes biologic products to improve compatibility between medical devices and the patients who need them. With a growing population in need of implantable technologies, Elutia’s mission is humanizing medicine so patients can thrive without compromise. For more information, visit www.Elutia.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements can be identified by words such as “projects,” “may,” “will,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “potential,” “promise” or similar references to future periods. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including any statements and information concerning our expectations for receiving the upfront and earnout payments under our agreement with Berkeley Biologics LLC, the potential success of our CanGaroo®RM biomatrix product platform, and the sufficiency of our capitalization to advance our proprietary drug-eluting biomatrix platform. Forward-looking statements are based on management’s current assumptions and expectations of future events and trends, which affect or may affect our business, strategy, operations or financial performance, and actual results may differ materially from those expressed or implied in such statements due to numerous risks and uncertainties. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, and other important factors that may cause actual results, performance or achievements to differ materially from those contemplated or implied in this press release, including, but not limited to: risks associated with shifting focus to our drug-eluting biomatrix solutions in the cardiovascular and breast reconstruction areas and away from our Orthobiologics business; risks regarding the ability to successfully execute or realize the anticipated benefits under our distribution arrangements with LeMaitre Vascular and Sientra; risks relating to the potential removal of our securities from listing and registration on the Nasdaq Capital Market; our inability to generate sufficient revenue to achieve or sustain profitability; adverse changes in economic conditions and instability and disruption of credit markets; our ability to continue as a going concern; our ability to successfully achieve expected benefits from the divestiture of our Orthobiologics business; our products and our ability to enhance, expand, develop and commercialize our product offerings; the impact on our business of the recall of a single lot of our FiberCel product and the discontinuation of its sales by our distribution partner; consequences of our recall of a single lot of one of our viable bone matrix products and market withdrawal of all of our viable bone matrix products; our dependence on our commercial partners; the impact of the bankruptcy of Surgalign Holdings, Inc., a significant customer of the Company, on our future revenues; physician awareness of the distinctive characteristics, and acceptance by the medical community, of our products; the ability to obtain regulatory approval or other marketing authorizations; and our intellectual property rights, and other important factors which can be found in the “Risk Factors” section of Elutia’s public filings with the Securities and Exchange Commission (“SEC”), including Elutia’s Annual Report on Form 10-K for the year ended December 31, 2022, as such factors may be updated from time to time in Elutia’s other filings with the SEC, including Elutia’s Quarterly Reports on Form 10-Q, accessible on the SEC’s website at www.sec.gov and the Investor Relations page of Elutia’s website at https://investors.elutia.com. Because forward-looking statements are inherently subject to risks and uncertainties, you should not rely on these forward-looking statements as predictions of future events. Any forward-looking statement made by Elutia in this press release is based only on information currently available and speaks only as of the date on which it is made. Except as required by applicable law, Elutia expressly disclaims any obligations to publicly update any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Investors:
Matt Steinberg
FINN Partners
matt.steinberg@finnpartners.com